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                                                                 Exhibit (23)(e)

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76347) pertaining to Employee Savings and Incentive Plan of Consumers Energy Company and in the Registration Statements (Form S-3 No. 333-73922 and Form S-4 No. 333-111220) of Consumers Energy Company and in the related Prospectuses of our report dated February 27, 2004, with respect to the consolidated financial statements and schedule of Consumers Energy Corporation and subsidiaries included in the Annual Report (Form 10-K/A-1) for the year ended December 31, 2003.

                                                          /s/  ERNST & YOUNG LLP

Detroit, Michigan
July 19, 2004